EXHIBIT 99.1

--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE

May 4, 2004                             Contact: Paul Vanderhoven (713) 654-9549
--------------------------------------------------------------------------------


                          STERLING CHEMICALS ANNOUNCES
                      STRIKE BY COLLECTIVE BARGAINING UNIT

           HOUSTON, TEXAS, MAY 4, 2004 - STERLING CHEMICALS, INC. (SCHI) announced that its workers represented by The Texas City Metals Trade Council went on strike at 10:30 a.m. Monday, May 3, 2004. The Texas City Metals Trade Council, which represents the Company's hourly workers at its Texas City, Texas manufacturing facilities, ordered union members to walk off the job after rejecting the Company's final and concluding offer for a new collective bargaining agreement. Including contract workers, over 500 people work at the site, with approximately 180 of those people being represented by The Texas City Metals Trade Council. The Company has successfully taken over the operations of the plant and expects to be able operate the facilities and supply its customers without interruption during the strike.

           Richard K. Crump, Sterling's President and Chief Executive Officer, said "We are very disappointed that The Texas City Metals Trade Council has decided to take this action. In the meantime, we are continuing to operate all of our manufacturing facilities with our salaried workforce, supplemented with contract laborers. We are hopeful that negotiations will resume quickly and that we will be able to enter into a new collective bargaining agreement with our hourly work force in the near future."

                                      * * *

           Based in Houston, Texas, Sterling Chemicals, Inc. manufactures a variety of petrochemical products at its facilities in Texas City, Texas.

           Statements in this press release that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning the prospects for arriving at a new union contract and the ability to operate Sterling's manufacturing facilities during the strike. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and Sterling's overall business and financial performance can be found in Sterling's filings with the Securities and Exchange Commission, including Sterling's Annual Report on Form 10-K. Investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release, and Sterling undertakes no obligation to publicly update or revise any forward-looking statements. Copies of Sterling's most recent Annual Report on Form 10-K are posted on, or may be accessed through, Sterling's website at www.sterlingchemicals.com.